                                                                  EXHIBIT (J)(1)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 23 to the Registration Statement on Form N-1A of our report dated January 20, 2004, relating to the financial statements and financial highlights which appears in the November 30, 2004 Annual Report to Shareholders of Thompson Plumb Funds, Inc., which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading "Financial Highlights," "Counsel and Independent Registered Public Accounting Firm" and "Financial Statements" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
---------------------------------
PricewaterhouseCoopers LLP
Milwaukee, Wisconsin
January 28, 2005